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                                                                    EXHIBIT 99.9

                          SECURITIES PURCHASE AGREEMENT

            This is a SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of ______________________, 2003, by and between Hanmi Financial Corporation, a Delaware corporation (the "Company"), and the purchaser named on the signature page (the "Purchaser").

            WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among the Company, Hanmi Bank, a California banking corporation and a direct wholly owned subsidiary of the Company ("Buyer Sub"), and Pacific Union Bank, a California banking corporation ("PUB"), PUB will be merged with and into Buyer Sub, with Buyer Sub as the surviving corporation (the "Merger"), subject to the terms and conditions set forth in the Merger Agreement;

            WHEREAS, in connection with and as a condition to the consummation of the Merger, the Company has agreed to sell, pursuant to a private placement, up to 5,263,158 shares (the "Shares") of common stock, par value $0.001 per share, of the Company at $19.00 per Share (the "Common Stock") to certain qualified purchasers, including the Purchaser;

            WHEREAS, the Company has agreed to provide certain registration rights to the Purchaser and the other qualified purchasers pursuant to which the Company will file with the Securities and Exchange Commission (the "Commission") following consummation of the Merger a registration statement and any appropriate supplements or amendments thereto (the "Registration Statement") with respect to resales of the Shares to be issued to the Purchaser and the other purchasers; and

            WHEREAS, the Purchaser agrees to purchase from the Company, and the Company agrees to sell to the Purchaser, the number the Shares set forth next to the Purchaser's name on the signature page of this Agreement;

            NOW, THEREFORE, for and in consideration of the premises, representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto agree as follows:

      1. PURCHASE AND DELIVERY OF SHARES

            A. The Purchaser and the Company hereby acknowledge and agree that the Company has entered into one or more additional securities purchase agreements (the "Purchase Agreements") with certain other parties (collectively with the Purchaser, the "Shares Purchasers") on terms substantially similar to this Agreement. The obligations of the Purchaser and the Company under this Agreement shall not be affected by the obligations of any other Shares Purchaser and, except as expressly provided herein, are unconditional.

            B. Subject to the terms, conditions and limitations of this Agreement, at the Closing (as defined below) the Purchaser agrees to purchase from the Company and the
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Company agrees to sell to the Purchaser, the number of Shares set forth on the signature page hereof at the subscription price per share of $19.00 (the "Subscription Price").

      2. THE CLOSING

            The Shares shall be delivered, and payment for the Shares tendered, in the manner contemplated by Section 3 simultaneously with the closing of the transactions contemplated by the Merger Agreement. The place, date and time for delivery of payment and Shares shall be determined by the Company (the consummation of the transactions being referred to as the "Closing", the time of Closing being referred to as the "Closing Time" and the date of the Closing Time being referred to as the "Closing Date"). The Company shall give the Purchaser at least five (5) business days' prior written notice of the anticipated Closing Date.

      3. DELIVERY OF SHARES

            At the Closing, the Shares to be purchased by the Purchaser, registered in the name of the Purchaser or its designee or nominee, as the Purchaser may specify to the Company in writing at least four (4) business days prior to the Closing Date, shall be delivered by or on behalf of the Company to the Purchaser, or for the Purchaser's account, against delivery of the aggregate Subscription Price therefor. At the Closing, the Purchaser shall deliver to the Company the Subscription Price for each Share purchased pursuant to this Agreement by wire transfer of immediately available funds to an account designated by the Company to the Purchaser in writing at least two (2) business days prior to the Closing Date.

      4. AGREEMENTS AND CONSENTS OF PURCHASER

            The Purchaser agrees with the Company that:

            A. Notwithstanding anything to the contrary contained or implied herein, without the consent of the Company, the Company shall not be obligated to issue to the Purchaser any Shares in an amount which, when aggregated with other shares of Common Stock beneficially owned by the Purchaser, would equal or exceed 10% of the total issued and outstanding shares of Common Stock upon consummation of the transactions contemplated by this Agreement, the Merger Agreement and the other Purchase Agreements.

            B. The Company may, in its sole discretion, decline to issue any of the Shares to the Purchaser if, in the reasonable opinion of the Company, the Purchaser is required to obtain prior clearance or approval of such transaction from any government bank regulatory authority and satisfactory evidence of such approval or clearance has not been presented to the Company by the Closing Date.

            C. The Company may rely upon and disclose the terms of this Agreement. The Purchaser consents to disclosures concerning the Purchaser in the Registration Statement, any other disclosure documents contemplated by the Merger Agreement, or in any amendment or supplement thereto, and in any related filing or disclosures of the Company.


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      5. REPRESENTATION AND WARRANTIES

            A. The Company represents and warrants to the Purchaser that:

            (i) The Company has been duly incorporated and is a validly existing corporation under the laws of the state of Delaware, with the corporate power and authority to perform its obligations under this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

            (ii) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action of the Company. This Agreement, when duly executed and delivered by the Purchaser, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (iii) The Shares, when issued and delivered by the Company after payment therefor as contemplated hereby, will be validly issued, fully paid and nonassessable.

            (iv) The execution and delivery of this Agreement, the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with the terms of this Agreement do not and will not violate the Certificate of Incorporation or Bylaws of the Company, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound, except as would not have a material adverse effect on the financial condition of the Company, its right or ability to perform this Agreement, or subject the Purchaser to any material risk of liability for tortious interference with the Company's contracts, or any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body, and the expiration of no legally required waiting period, is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, including the issuance of the Shares.

            (v) The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock. As of the date of this Agreement, there are
(i) 14,163,407 shares of Common Stock issued and outstanding and (ii) no shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise, except for (A) 2,715,303 shares of Common Stock reserved for issuance pursuant to the Company's 2000 California Korea Bank Stock Option Plan (the "2000 Plan"); (B) Shares of Common Stock reserved for issuance pursuant to the Merger Agreement; and (C) Shares of Common Stock reserved for issuance pursuant to this Agreement and the other Purchase Agreements. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully


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paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as described above, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Common Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Common Stock or any other equity security of the Company (including any rights plan or agreement).

            (vi) As of the date hereof, (a) the Company is not a party to any, and there are no pending or, to the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or challenging the validity or propriety of the transactions contemplated by this Agreement, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, and (b) there is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company or the assets of the Company.

            (vii) The Company has provided the Shares Purchasers with all material information that the Shares Purchasers have requested. No representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, no certificate furnished or to be furnished to the Shares Purchasers at the Closing, and no document filed by the Company with the Commission prior to the Closing contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

            B. The Purchaser represents and warrants to the Company that:

            (i) As of the date of this Agreement, the Purchaser beneficially owns the number of shares of Common Stock set forth on the signature page and does not have any short positions in the Common Stock.

            (ii) If an entity, the Purchaser is the type of entity described on the signature page, was duly formed and is validly existing and in good standing under the laws of its state of formation, with the power and authority to perform its obligations under this Agreement.

            (iii) The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action of the Purchaser. This Agreement, when duly executed and delivered by the Company, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability now or hereinafter in effect relating to or affecting creditors' rights and to general equity principles.


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            (iv) The Purchaser is not insolvent and has sufficient cash funds on hand to purchase the Shares on the terms and conditions contained in this Agreement and will have such funds on the Closing Date.

            (v) The execution and delivery of this Agreement, the consummation by the Purchaser of the transactions contemplated hereby and the compliance by the Purchaser with the terms of hereof do not violate the constituent documents of the Purchaser or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound, except as would not have a material adverse affect on the financial condition of Purchaser or its right or ability to perform this Agreement, or any applicable law or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser or any of its properties or assets. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the valid authorization, execution, and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated by this Agreement, including the purchase of the Shares.

            (vi) The Purchaser has not entered into any contracts, arrangements, understandings or relationships (legal or otherwise) with any other person or persons with respect to the securities of the Company, including, but not limited to, transfer or voting any of the securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

            (vii) The Purchaser acknowledges that the Shares have not been registered under the Securities Act or under any state securities laws and may not be offered or sold except pursuant to an effective registration statement under the Securities Act or an applicable exemption from the registration requirements thereof. The Purchaser (i) is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, (ii) is an "accredited investor" within the meaning of Rule 501(a)(1)-(5) or (7) of Regulation D promulgated by the Commission and (iii) acknowledges that the Shares must be held indefinitely unless registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.

            (viii) The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

            (iv) The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company's management and has had an opportunity to review the Company's Commission filings. The Purchaser understands that such discussions, and any other written information delivered by the Company to the Purchaser, were intended to describe the aspects of the Company's business that it believes to be material. Notwithstanding the foregoing, the Purchaser acknowledges that all representations and warranties with respect to the Company and its business are solely set forth and integrated into this Agreement.


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      6. CLOSING CONDITIONS

            The respective obligations of the Purchaser and the Company to consummate the purchase and sale of the Shares shall be subject, in the discretion of the Company or the Purchaser, as the case may be, to the condition that (i) all representations and warranties and other statements of the other party are, at and as of the Closing Time, true and correct in all material respects, (ii) the other party shall have performed all of its obligations hereunder theretofore to be performed in all material respects, and (iii) all of the conditions precedent to the consummation of the transactions contemplated by the Merger Agreement, as specified in Article VIII of the Merger Agreement, shall have been duly satisfied or waived. The obligations of the Purchaser are further subject to the condition that the Purchaser receive at Closing an opinion of counsel to the Company in form reasonably acceptable to the Purchaser generally to the effect of subsections 5.A.(i), (ii), (iii) and (v).

      7. TERMINATION

            A. This Agreement shall terminate upon mutual consent of the parties hereto.

            B. The Company may terminate this Agreement if (i) it is not in material breach of its obligations under this Agreement and (ii) there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Purchaser.

            C. The Purchaser may terminate this Agreement if (i) it is not in material breach of its obligations under this Agreement and (ii) there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company.

            D. Either of the parties may terminate this Agreement (i) if the transactions contemplated hereby are not consummated by September 30, 2004, unless such non-consummation is a result of a breach of this Agreement by the party seeking to terminate.

            E. This Agreement shall terminate automatically without any action by either party hereto in the event the Merger Agreement shall have been terminated pursuant to Section 9.1 thereof prior to the Closing hereunder.

            F. The Company and the Purchaser hereby agree that any termination of this Agreement pursuant to this Section 7 (other than, in either case, termination in the event of a breach of this Agreement by the Purchaser or the Company or of a misrepresentation of any of the statements made herein by the Purchaser or the Company) shall be without liability to the Company or the Purchaser.

      8. FUTURE ACQUISITION AND DISPOSITION OF SHARES; THREE MONTH HOLDING
         PERIOD

            In addition to and not in limitation of the provisions of Section 5.B.(vii), the Purchaser agrees with the Company that during the period beginning on the date of this


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Agreement and continuing until the Closing Date, it will not offer, sell, contract to sell or otherwise dispose of, or bid for, purchase, contract to purchase or otherwise acquire, any shares of Common Stock without the prior written consent of the Company. Further, the Purchaser hereby agrees not to sell or transfer any Shares purchased by the Purchaser pursuant to this Agreement for a period of three months following the date upon which the Purchaser acquires such Shares. The Company and the Purchaser hereby acknowledge and agree that the stock certificates representing the Shares purchased by the Purchaser pursuant to this Agreement shall bear a legend which provides that such Shares are subject to the restriction on transfer described in the previous sentence (in addition to the restrictions set forth in Section 5.B.(vii)). The three-month restriction shall not apply to the Purchaser if the Purchaser is registered under the Investment Company Act of 1940, as amended.

      9. REGISTRATION OF THE SHARES

            Within 90 days after the Closing, the Company shall prepare and file with the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), the Registration Statement, all on the terms and subject to the conditions set forth in Annex A to this Agreement. The Company shall use its reasonable best efforts to have the Registration Statement declared effective as promptly as practicable after such filing and to keep the Registration Statement effective for the period specified in Annex A. The Registration Statement shall be a "shelf registration" registering the resale of the Shares by the Purchaser by all means reasonably specified by the Purchaser. The Company shall cause the Registration Statement to comply as to form in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"). The Registration Statement shall contain all material statements which are required to be stated therein and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (except that in each such case the Company makes no representation, warranty or covenant with respect to information supplied by the Share Purchasers). At the Closing, the Company shall offer the Purchaser an opportunity to enter into a Registration Rights Agreement containing reasonable and customary terms consistent with this Section 9.

      10. BINDING ON BENEFICIAL OWNERS

            If the Purchaser is acquiring the Shares for the account(s) of beneficial owners, the Purchaser hereby represents and warrants that the Purchaser has been given proper discretionary authority as an agent over such account(s) and that the Purchaser is properly registered as an investment advisor or otherwise. Further, the holding period described in Section 9 above and any other agreements, representations and warranties of the Purchaser in this Agreement, shall be binding upon such beneficial owners.


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      11. NOTICES

            Unless otherwise notified in writing by the respective addressee, all notices and communications hereunder will be in writing and mailed, delivered or telecopied and confirmed to:

           If to the Company:   Hanmi Financial Corporation
                                3660 Wilshire Boulevard
                                Suite PH-A
                                Los Angeles, California 90010
                                Attention: Jae Whan Yoo
                                Facsimile: 213-384-8608

           If to the Purchaser: At the Address set forth next to the Purchaser's signature to this Agreement.

      12. BINDING EFFECT; ASSIGNMENT; THIRD PARTY BENEFICIARIES

            This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement, except that PUB and the Trustee are expressly made third party beneficiaries of this Agreement, with full right to enforce, all of the covenants, agreements, representations and warranties of the Purchaser and the Company contained in this Agreement. No party may assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the other party. The Company and Purchaser understand and acknowledge that PUB is entering into the Merger Agreement and the Trustee is entering into the CVAS Agreement (as such terms are defined in the Merger Agreement) in reliance upon the Company's and the Purchaser's obligations and commitments under this Agreement as well as those of the other Share Purchasers under the other Purchase Agreements. The Company and the Purchaser agree that, without the prior written consent of PUB and the Trustee, they will not modify, amend or waive any provision of this Agreement if and to the extent that such modification, amendment or waiver would adversely affect in any respect the Company's obligation to deliver, and the Purchaser's obligation to purchase and pay for, the Shares in accordance with the terms of this Agreement, or any of the Company's obligations under the Merger Agreement.

      13. GOVERNING LAW

            This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

      14. EXECUTION IN COUNTERPARTS

            This Agreement may be executed in any number of counterparts, each of which counterparts when so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.


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      15. ENTIRE AGREEMENT

            This Agreement represents the entire understanding of the parties with respect to the matters addressed in this Agreement and supersedes all prior written and oral understanding concerning the subject matter of this Agreement.

      16. EXCULPATION AMONG THE SHARES PURCHASERS

            The Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Shares Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Shares Purchaser shall be liable to any other Shares Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

                            [signature page follows]


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                                 SIGNATURE PAGE

            The Purchaser and the Company have executed this Agreement as of the day and year first above written.

                                HANMI FINANCIAL CORPORATION


                                By:_____________________________________________
                                Name:
                                Title:


                                PURCHASER


                                By:_____________________________________________
                                Name:
                                Title:
                                Type of entity:
                                State of Formation:


                                No. of Shares beneficially owned by Purchaser as of the date of this Agreement _______________

                                No. of new Shares
                                to be Purchased: _______________________________

                                Total Purchase Price $__________________________


                                Address for Notices:

                                ________________________________________________

                                ________________________________________________

                                ________________________________________________

                                Telephone:  __________________________
                                Facsimile: ___________________________
                                E-Mail: ______________________________


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                                     ANNEX A

                            REGISTRATION RIGHTS TERMS

Registration:     A shelf registration statement providing for the registration of, and the sale on a continuous or delayed basis, by the Shares Purchasers of all eligible Shares.

Timing: The Company shall file the registration statement within 90 days of the Closing, and shall use its best efforts to have it declared effective within 60 days of filing.

Effectiveness:    The Company shall maintain the effectiveness of the shelf
                  registration statement for one (1) year.

Filings: The Company agrees to make all filings required by the Exchange Act with respect to its securities until the second anniversary of the Closing.

Expenses:         All registration expenses incurred in connection with any
                  demand or piggyback registration (other than any underwriting discounts and fees attributable to interests sold by the Shares Purchasers) will be borne by the Company.